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                                                                    Exhibit 99.4

   DYNEGY HOLDINGS INC., DYNEGY ROSETON, L.L.C. AND DYNEGY DANSKAMMER, L.L.C.

                               OFFER TO EXCHANGE
               7.27% Series A Pass Through Certificates Due 2010,
                           Which Have Been Registered
                 Under the Securities Act of 1933, As Amended,
                          For Any and All Outstanding
               7.27% Series A Pass Through Certificates Due 2010
                                      and
               7.67% Series B Pass Through Certificates Due 2016
                           Which Have Been Registered
                 Under the Securities Act of 1933, As Amended,
                          For Any and All Outstanding
               7.67% Series B Pass Through Certificates Due 2016

To: Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

   Upon and subject to the terms and conditions set forth in the Prospectus,
dated       , 2001 (the "Prospectus"), and the enclosed Letter of Transmittal
(the "Letter of Transmittal"), an offer to exchange (the "Registered Exchange Offer") (i) 7.27% Series A Pass Through Certificates due 2010 (the "Series A Exchange Certificates") which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for any and all outstanding 7.27% Series A Pass Through Certificates due 2010 (the "Series A Certificates"), and
(ii) 7.67% Series B Pass Through Certificates due 2016 (the "Series B Exchange Certificates" and, collectively with the Series A Exchange Certificates, the "Exchange Certificates") which have been registered under the Securities Act, for any and all outstanding 7.67% Series B Pass Through Certificates due 2016 (the "Series B Certificates" and, collectively with the Series A Certificates, the "Certificates"), is being made pursuant to such Prospectus. The Registered Exchange Offer is being made in order to satisfy certain obligations of Dynegy Holdings Inc., a Delaware corporation ("DHI"), Dynegy Roseton, L.L.C., a Delaware limited liability company ("Roseton"), and Dynegy Danskammer, L.L.C., a Delaware limited liability company ("Danskammer" and, collectively with DHI and Roseton, the "Registrants") contained in the Registration Rights Agreement, dated as of May 8, 2001, among DHI, Roseton, Danskammer, and certain other parties named therein.

   The CUSIP numbers for the Certificates are as follows: 777774 AA 8 and U77764 AA 3 for the Series A Certificates, and 777774 AB 6 and U77764 AB 1 for the Series B Certificates.

   We are requesting that you contact your clients for whom you hold Certificates regarding the Registered Exchange Offer. For your information and for forwarding to your clients for whom you hold Certificates registered in your name or in the name of your nominee, or who hold Certificates registered in their own names, we are enclosing the following documents:

     1. Prospectus dated         , 2001;

     2. The Letter of Transmittal for your use and for the information of your clients;

     3. A Notice of Guaranteed Delivery to be used to accept the Registered Exchange Offer if physical certificates representing the Certificates are not immediately available or time will not permit all required documents to reach the Exchange Agent prior to the Expiration Date (as defined below) or if the procedure for book-entry transfer cannot be completed on a timely basis; and

     4. A form of letter which may be sent to your clients for whose account you hold Certificates registered in your name or the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Registered Exchange Offer.

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   Your prompt action is requested. The Registered Exchange Offer will expire
at 5:00 p.m., New York City time, on         , 2001 (the "Expiration Date") (20
business days following the commencement of the Registered Exchange Offer), unless extended by the Registrants. The Certificates tendered pursuant to the Registered Exchange Offer may be withdrawn at any time before the Expiration Date.

   To participate in the Registered Exchange Offer, a duly executed and properly completed Letter of Transmittal (or facsimile thereof or agent's message in lieu thereof), with any required signature guarantees and any other required documents, should be sent to the Exchange Agent and certificates representing the Certificates should be delivered to the Exchange Agent, all in accordance with the instructions set forth in the Letter of Transmittal and the Prospectus.

   Please note that brokers, dealers, commercial banks, trust companies and other nominees who hold Certificates through The Depository Trust Company ("DTC") must effect tenders by book-entry transfer through DTC's Automated Tender Offer Program ("ATOP").

   If holders of Certificates wish to tender, but it is impracticable for them to forward their physical certificates representing the Certificates prior to the expiration of the Registered Exchange Offer or to comply with the book-entry transfer procedures on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus under "The Exchange Offer--Guaranteed Delivery Procedures."

   Additional copies of the enclosed material may be obtained from The Chase Manhattan Bank, the Exchange Agent, 55 Water Street, Room 234, New York, New York 10041, Attention: Victor Matis, facsimile (212) 638-7380.

                                                Very truly yours,

                                          DYNEGY HOLDINGS INC., DYNEGY
                                          ROSETON, L.L.C. AND DYNEGY
                                          DANSKAMMER, L.L.C.

NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE REGISTRANTS OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.

Enclosures